POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints William J. Baltrus, Gerald J. Holland, Michelle
A. Whalen and Carolyn F. Mead, Esq. and each of them, with full power to act without the other, as a true and lawful attorney-in-fact and agent, with full and several power of substitution, to take any appropriate action to execute and file with the U.S. Securities Exchange Commission, any amendment to the registration statement of The Sports Funds Trust (the "Trust"), file any request for exemptive relief from state and federal regulations, to file the prescribed notices in the various states regarding the sale of shares of the Trust, to perform on behalf of the Trust any and all such acts as such attorneys-in-fact may deem necessary or advisable in order to comply with the applicable laws of the United States or any such state, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as each might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on the 18th day of December , 1997.


                 ------------------------------------------
                         Jack Plymale
                         Trustee


                       ACKNOWLEDGMENT

State of ______________       )
                         ) ss:
County of ____________        )

The foregoing instrument was acknowledged before me this 18th day of December, 1997, by Jack Plymale, Trustee of The Sports Funds Trust.


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Notary Public